Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S-8 No. 333-253992) pertaining to the Brown-Forman Corporation Savings Plan for Collectively Bargained Employees and the Brown-Forman Corporation Savings Plan,
(2)Registration Statement (Form S-8 No. 333-169564) pertaining to the Brown-Forman Corporation Nonqualified Savings Plan,
(3)Registration Statement (Form S-8 No. 333-190122) pertaining to Brown-Forman Corporation 2013 Omnibus Compensation Plan and 2022 Omnibus Compensation Plan, and
(4)Registration Statement (Form S-3 No. 333-270365) of Brown-Forman Corporation;

of our reports dated June 14, 2024, with respect to the consolidated financial statements and financial statement schedule of Brown-Forman Corporation and Subsidiaries and the effectiveness of internal control over financial reporting of Brown-Forman Corporation and Subsidiaries included in this Annual Report (Form 10-K) of Brown-Forman Corporation for the year ended April 30, 2024.

/s/ Ernst & Young LLP
Louisville, Kentucky
June 14, 2024